Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Birkenstock Holding plc

(Exact Name of Registrant as Specified in its Articles of Association)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(4)	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value, issuable pursuant to the Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	12,959,966(2)	$46	$596,158,436	$0.00014760	$87,993
Equity	Ordinary shares, no par value, issuable pursuant to the ESPP	Rule 457(c) and Rule 457(h)	3,756,511(3)	$46	$172,799,506	$0.00014760	$25,506
Total Offering Amounts					$768,957,942		$113,499
Total Fee Offsets							N/A
Net Fee Due							$113,499

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional ordinary shares, no par value (the “ordinary shares”) of Birkenstock Holding plc (the “Registrant”) that become issuable under the Birkenstock Holding plc 2023 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) and the Birkenstock Holding plc 2023 Employee Share Purchase Plan (the “ESPP”) by reason of any share dividend, share split, recapitalization or other similar transaction.

(2)

Represents ordinary shares issuable pursuant to the Omnibus Incentive Plan, which shares consist of 11,269,535 ordinary shares reserved and available for delivery with respect to awards under the Omnibus Incentive Plan and 1,690,431 additional ordinary shares that may again become available for delivery with respect to awards under the Omnibus Incentive Plan pursuant to the terms and conditions of the Omnibus Incentive Plan.

(3)	Represents ordinary shares issuable pursuant to the ESPP.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the price per ordinary share of $46 set forth in the Registrant’s prospectus filed with the Securities and Exchange Commission on October 12, 2023 pursuant to Rule 424(b) under the Securities Act.